Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Millions of Dollars Except Per Share Amounts)

	FIRST QUARTER
	2017	2016
NET SALES	$2,805.6	$2,672.1
COSTS AND EXPENSES
Cost of sales	1,740.3	1,694.5
Gross margin	1,065.3	977.6
% of Net Sales	38.0%	36.6%
Selling, general and administrative	684.7	627.8
% of Net Sales	24.4%	23.5%
Operating margin	380.6	349.8
% of Net sales	13.6%	13.1%
Other - net	106.2	46.2
Gain on sales of businesses	(269.2)	—
Pension settlement	12.5	—
Restructuring charges	15.8	8.0
Income from operations	515.3	295.6
Interest - net	42.7	41.5
EARNINGS BEFORE INCOME TAXES	472.6	254.1
Income taxes	79.5	65.5
NET EARNINGS	393.1	188.6
Less: net loss attributable to non-controlling interests	—	(0.8)
NET EARNINGS ATTRIBUTABLE TO COMMON SHAREOWNERS	$393.1	$189.4

EARNINGS PER SHARE OF COMMON STOCK
Basic	$2.63	$1.30
Diluted	$2.59	$1.28

DIVIDENDS PER SHARE	$0.58	$0.55

WEIGHTED AVERAGE SHARES OUTSTANDING (in thousands)
Basic	149,208	145,870
Diluted	151,526	147,619

Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, Millions of Dollars)

	April 1, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$378.0	$1,131.8
Accounts and notes receivable, net	1,728.0	1,302.8
Inventories, net	1,976.7	1,478.0
Assets held for sale	—	523.4
Other current assets	285.6	352.5
Total current assets	4,368.3	4,788.5
Property, plant and equipment, net	1,538.3	1,451.2
Goodwill and other intangibles, net	11,967.5	8,993.5
Other assets	788.0	401.7
Total assets	$18,662.1	$15,634.9
LIABILITIES AND SHAREOWNERS’ EQUITY
Short-term borrowings	$1,167.4	$12.1
Accounts payable	1,928.8	1,640.4
Accrued expenses	1,118.2	1,101.5
Liabilities held for sale	—	53.5
Total current liabilities	4,214.4	2,807.5
Long-term debt	3,815.6	3,815.3
Other long-term liabilities	3,814.0	2,638.5
Stanley Black & Decker, Inc. shareowners’ equity	6,811.5	6,367.0
Non-controlling interests’ equity	6.6	6.6
Total liabilities and shareowners' equity	$18,662.1	$15,634.9

Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
SUMMARY OF CASH FLOW ACTIVITY
(Unaudited, Millions of Dollars)

		FIRST QUARTER
		2017	2016
	OPERATING ACTIVITIES
	Net earnings	$393.1	$188.6
	Depreciation and amortization	101.5	100.1
	Pre-tax gain on sales of businesses	(269.2)	—
	Changes in working capital[1]	(410.2)	(268.0)
	Other	39.2	(113.8)
	Net cash used in operating activities	(145.6)	(93.1)
	INVESTING AND FINANCING ACTIVITIES
	Capital and software expenditures	(64.7)	(64.9)
	Proceeds from issuances of common stock	17.3	8.5
	Proceeds from sales of businesses, net of cash sold	744.8	—
	Business acquisitions, net of cash acquired	(2,435.4)	(13.0)
	Net short-term borrowings	1,156.7	481.2
	Net investment hedge settlements	20.7	(2.4)
	Cash dividends on common stock	(86.7)	(79.6)
	Purchases of common stock for treasury	(13.5)	(361.4)
	Effect of exchange rate changes on cash	38.1	17.1
	Other	14.5	(5.6)
	Net cash used in investing and financing activities	(608.2)	(20.1)
	Decrease in Cash and Cash Equivalents	(753.8)	(113.2)
	Cash and Cash Equivalents, Beginning of Period	1,131.8	465.4
	Cash and Cash Equivalents, End of Period	$378.0	$352.2

	Free Cash Flow Computation[2]
	Operating cash flow	$(145.6)	$(93.1)
	Less: capital and software expenditures	(64.7)	(64.9)
	Free cash flow (before dividends)	$(210.3)	$(158.0)

1	Working capital is comprised of accounts receivable, inventory, accounts payable and deferred revenue.
2
Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important measure of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company's common stock and business acquisitions, among other items.

Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited, Millions of Dollars)

	FIRST QUARTER
	2017	2016
NET SALES
Tools & Storage	$1,854.5	$1,706.9
Security	478.5	504.2
Industrial	472.6	461.0
Total	$2,805.6	$2,672.1
SEGMENT PROFIT
Tools & Storage	$287.3	$262.0
Security	50.9	60.2
Industrial	86.3	76.0
Segment Profit	424.5	398.2
Corporate Overhead	(43.9)	(48.4)
Total	$380.6	$349.8
Segment Profit as a Percentage of Net Sales
Tools & Storage	15.5%	15.3%
Security	10.6%	11.9%
Industrial	18.3%	16.5%
Segment Profit	15.1%	14.9%
Corporate Overhead	(1.6)%	(1.8)%
Total	13.6%	13.1%

Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING
NON-GAAP FINANCIAL MEASURES
(Unaudited, Millions of Dollars Except Per Share Amounts)

	FIRST QUARTER 2017
	Reported	Acquisition- Related Charges & Other[1]	Normalized[2]	FIRST QUARTER 2016
Gross margin	$1,065.3	$6.8	$1,072.1	$977.6
% of Net Sales	38.0%		38.2%	36.6%
Selling, general and administrative	684.7	(10.7)	674.0	627.8
% of Net Sales	24.4%		24.0%	23.5%
Operating margin	380.6	17.5	398.1	349.8
% of Net Sales	13.6%		14.2%	13.1%
Earnings before income taxes	472.6	(211.2)	261.4	254.1
Income taxes	79.5	(14.1)	65.4	65.5
Net earnings	393.1	(197.1)	196.0	189.4
Diluted earnings per share of common stock	$2.59	$(1.30)	$1.29	$1.28

1 Acquisition-related charges and other relates primarily to integration and consulting costs and gain on sales of businesses.

2 The normalized 2017 information, as reconciled to GAAP above, is considered relevant to aid analysis of the Company’s margin and earnings results aside from the material impact of the acquisition-related charges and gain on sales of businesses.

Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP SEGMENT PROFIT FINANCIAL MEASURES TO CORRESPONDING
NON-GAAP FINANCIAL MEASURES
(Unaudited, Millions of Dollars)

		FIRST QUARTER 2017
		Reported	Acquisition- Related Charges[1]	Normalized[2]	FIRST QUARTER 2016
	SEGMENT PROFIT
	Tools & Storage	$287.3	$17.3	$304.6	$262.0
	Security	50.9	0.2	51.1	60.2
	Industrial	86.3	—	86.3	76.0
	Segment Profit	424.5	17.5	442.0	398.2
	Corporate Overhead	(43.9)	—	(43.9)	(48.4)
	Total	$380.6	$17.5	$398.1	$349.8
	Segment Profit as a Percentage of Net Sales
	Tools & Storage	15.5%		16.4%	15.3%
	Security	10.6%		10.7%	11.9%
	Industrial	18.3%		18.3%	16.5%
	Segment Profit	15.1%		15.8%	14.9%
	Corporate Overhead	(1.6)%		(1.6)%	(1.8)%
	Total	13.6%		14.2%	13.1%

1	Acquisition-related charges relate primarily to integration and consulting costs.
2
The normalized 2017 business segment information, as reconciled to GAAP above, is considered relevant to aid analysis of the Company's segment profit results aside from the material impact of the acquisition-related charges.